Exhibit 99.1

Annual Report 2015
Broadridge®
Our
Journey Progresses
Positioned to accelerate growth

Revenues
(Millions)


2015
$2,694
2014
$2,558

Record Earnings Per Share
(Adjusted diluted earnings per share)

$2.47 up 10%

Record Recurring Revenue Closed Sales

$146M up 15%

Increased Annual Dividend by

11% to $1.20

22% CAGR of Annual Dividends since 2008
8th Consecutive Year of Dividend Increases


$1.20
$1.00
$.80
$.60
$.40
$.20
$.00
FY 08 $.24
FY 09 $.28
FY 10 $.56
FY 11 $.60
FY 12 $.64
FY 13 $.72
FY 14 $.84
FY 15 $1.08
FY 16* $1.20
*Projected

Significant Events in Fiscal Year 2015

- Delivered record performance, with total revenues increasing by 5%, recurring fee revenues increasing by 6%, adjusted net earnings growing by 10%, and adjusted diluted earnings per share growing by 10%.
- Generated total shareholder return for the one-year and three-year periods ended June 30, 2015 of 23% and 36%, respectively; performance comparable to the top quartile of companies in the S&P 500 over these periods.
- Continued to generate strong cash flow, with free cash flows of $365 million.
- Board of Directors approved an 11% increase in Broadridge's annual dividend amount to $1.20 per share in August, marking the eighth consecutive year of dividend increases.
- Consistent execution of capital stewardship strategy; completed four strategic tuck-in acquisitions with an aggregate spend of over $200 million, and returned a total of $332 million to stockholders in the form of cash dividends and share repurchases, net of proceeds from option exercises.
- Acquired TwoFour Systems LLC, a provider of real-time foreign exchange solutions for banks and broker-dealers, augmenting our ability to address the rising demand for foreign exchange and cash management services among financial institutions.
- Acquired Direxxis LLC, a provider of cloud-based marketing solutions and services for financial advisors, further building out the capabilities of our Financial Advisor Solutions suite.
- Acquired the trade processing business of the Wilmington Trust Retirement and Institutional Services unit of M&T Bank Corporation, further enhancing our best-in-class mutual fund and trade processing platform.
- Acquired the Fiduciary Services and Competitive Intelligence unit of Thomson Reuters' Lipper division, a provider of global market intelligence for fund industry flows, reinforcing our position as a leading provider of data solutions and market intelligence for mutual funds.
- Continued to win the trust of leading financial institutions and global brands, signing an agreement with Scottrade, Inc. to provide both trade processing and investor communication solutions.
- Ranked one of the "*Best Companies to Work for in New York State*" for the eighth consecutive year.
- Named to FORTUNE® Magazine's 2015 list of the *World's Most Admired Companies*.

To Our Stockholders,
Fiscal year 2015 marked another year of excellent operational and financial performance for Broadridge. We built on the momentum of last year’s strong results, and continued enhancing our position as a market leader in providing investor communications and technology-driven solutions to banks, broker-dealers, mutual funds and corporate issuers. In short, we once again delivered on our commitments. We continued to make progress on our journey, demonstrated by another year of record financial results, which enabled us to again generate top quartile total shareholder return when compared to companies in the S&P 500.
Our success this past year was enabled by the underlying trends driving demand for our products and services, which continue to be strong. The regulatory environment our clients face remains challenging, and their need to effectively and securely communicate with shareholders and customers is increasing. At the same time, financial services firms are experiencing increased pricing pressure for their products and services. Against this backdrop, we remain focused on helping our clients solve their challenging business problems and achieve operational excellence so they can concentrate on driving growth. We built on our position as a trusted partner who earns our clients’ confidence every day and invested to drive both our near-term performance and our long-term growth through Broadridge’s continued evolution.
I say evolution because Broadridge is constantly evolving. We have evolved since the financial crisis, and Broadridge is a very different company today from the one that went public in 2007. We have diversified our business through internal product development as well as strategic alliances and acquisitions, and built a more resilient business model that is no longer predominantly tied to market-driven, transactional volumes but instead benefits from new product revenue growth. Today, we control our destiny with a business driven by a balanced portfolio of products and services. This can be clearly seen in our solid fiscal year 2015 financial performance.
We continuously invest your cash in the business to maintain and extend the leadership role we have today. As a result, we have an expanding portfolio of new growth products and services. Some of these new products are aligned with the three industry macro trends of mutualization, digitization, and data and analytics that I’ll discuss in more detail later in this letter. These investments have resulted in a consistent increase in revenues generated from new growth businesses that weren’t part of Broadridge a few years ago. In fact, at the end of fiscal year 2015, these businesses represented greater than 25% of our recurring fee revenues, up from 10% five years ago.

What makes this compelling is the fact that these businesses grow faster, have higher margin potential, and tend to generate revenue that is recurring in nature. This makes them less sensitive to market fluctuations, therefore enhancing the resiliency of our business overall. Our solid fiscal year 2015 performance coupled with our portfolio of new growth businesses position us well to accelerate growth going forward.
Fiscal Year 2015: Another Solid Year
Broadridge again executed against its strategy. Driven by recurring fee revenue momentum that primarily came from Net New Business, we achieved another year of record performance, with adjusted diluted earnings per share increasing by 10% to $2.47. We define Net New Business as our recurring revenue from closed sales less recurring revenue from client losses.
Total revenues rose 5% to $2.7 billion, while recurring fee revenues were up 6% to $1.7 billion. Our solid overall revenue performance was driven by strong Net New Business performance, as well as our acquisitions and event-driven activity.
We took this revenue growth and converted it into double-digit earnings growth again in fiscal year 2015. Our adjusted earnings before income taxes grew by 12% to $469 million, and adjusted net earnings grew by 10% to $307 million. Our adjusted pre-tax margins increased by 100 basis points to 17.4% as a percentage of revenue. We achieved these results despite a headwind from foreign exchange, as the strong U.S. dollar reduced our earnings for the year by approximately 1%. In addition, during fiscal year 2015 we generated strong free cash flows of $365 million.
We drove a fourth consecutive year of record recurring revenue closed sales, which increased 15% to $146 million. Coupled with our exceptional 97% client revenue retention rate, our strong sales results highlight the value that Broadridge is creating for our clients as their trusted partner, and provide the foundation for future revenue and earnings growth. Growing the business organically remains core to our strategy, and this strong performance is key to our revenue growth going forward.
Our performance reflected solid contributions from both of our operating segments. As I’ve said many times, the investor communications business is a great business. Its performance this past year is proof of this statement. Driven by a combination of recurring fee revenue growth and event-driven revenue, Investor Communication Solutions (ICS) generated total revenue growth of 8%, and earnings before income taxes for the segment increased by 13%. ICS also posted solid growth in recurring revenue closed sales of 14%.
In our recently renamed Global Technology and Operations (GTO) segment, revenues increased by 2%, and earnings before income taxes increased 1%. This performance is understandable when you compare it to GTO’s very strong results in the prior year. GTO experienced some timing delays in onboarding clients, and we expect that this revenue will be realized in future periods. Importantly, GTO’s recurring revenue closed sales grew by 19%, reflecting the ongoing strong demand for its services. Coupled with a robust and growing sales pipeline, GTO is expected to continue to add to Broadridge’s future value creation capabilities.
Across the board, Broadridge posted solid performance, enabling us to generate total shareholder return of 23% and 36% in the one-year and three-year periods ended June 30, 2015, respectively. This performance is comparable to the top quartile of companies in the S&P 500 over these periods. Even more importantly, our performance this year was consistent with the three-year growth objectives we laid out at our Investor Day held in December. One of our key goals is to continue to generate top quartile total shareholder return. In addition, on a compounded annual growth rate basis, measuring from fiscal years 2014 to 2017, our objectives include:
Total revenue growth of 5-7%;
Recurring fee revenue growth of 7-10%; and
Adjusted net earnings growth of 9-11%.
We take very seriously the commitments we make to our clients, our associates, and our stockholders, and strive to meet them year-in and year-out. Our financial performance in fiscal year 2015 is clear proof of this.
During the year, we enhanced our go-to-market approach, refreshing the presentation of the Broadridge brand as “One Broadridge”—a unified presentation of our full value proposition, including our three core solutions: Technology and Operations, Communications, and Data and Analytics solutions. We also aligned our products with the four major client groups we service: Asset Management, Capital Markets, Corporations, and Wealth Management. This year we continued to go to market with proactive, consultative and thought-leading content focused on the increasingly complex needs of our clients. We also strengthened our sales and marketing capabilities during the year, hiring Chris Perry as President of Global Sales, Marketing and Client Solutions. Chris has already made a positive impact and I’m confident he will help drive this area of the business to even higher levels of performance going forward.
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Business Strategy Update The evolution of the financial services industry continues. Firms are faced with the pressures of increasing regulation and related compliance costs, cyber and data security challenges, competition, and changing customer communication preferences. Together, these factors are driving a constant need among our clients for innovative solutions that reduce risk and costs while also ensuring their ability to effectively retain, grow, and communicate with their customers and shareholders. These factors result in an estimated $24 billion market opportunity for Broadridge, one which we are uniquely positioned to address through our combination of experience, technology and talent. The core of our value proposition is driving our clients’ operational excellence. By proactively delivering solutions that address a constantly changing list of challenges, we act as a change agent for their businesses. In pursuing the opportunities ahead of us, we have identified three major macro trends-mutualization, digitization, and data and analytics-that we believe are both disruptive and transformative to the industry. Each of these brings unique challenges for our clients; challenges that Broadridge, with its decades of experience and unique vantage point at the center of the financial services industry, is positioned to address. To leverage these opportunities, we have utilized our strong client relationships to understand their changing needs. We also continuously invest in our products and capabilities, either by developing solutions in-house, through strategic partnerships, or via acquisition. We are focused on continuing to drive growth in our businesses across these three trends. And we’ve been doing just that. Mutualization Our Capital Markets clients operate in an increasingly regulated and competitive environment. Research conducted by The Economist Intelligence Unit showed that 77% of senior financial services executives indicated that their firms were either in the process of, or about to begin, a business model transformation to reduce their cost structures and free up capital that can be re-allocated for profitable growth. For many of these institutions, mutualization is the primary focus of their transformation efforts. Mutualization is the drive to gain efficiencies and scale by standardizing and sharing duplicative, non-differentiating functions and costs in a secure manner. Broadridge has been at the forefront of this effort for over 50 years, providing business solutions that enable the financial services industry to address the increasing regulatory pressures that are driving up costs and shrinking returns on equity. In short, we provide functionally rich solutions that provide scale to reduce costs and drive growth while providing our clients with the security of knowing that their mission-critical back-office functions are in the hands of a trusted partner. A key example of our capabilities in this area is our market leading post-trade processing solution, which supports the technology and operations of the trade settlement process for our Capital Markets and Wealth Management clients. We provide post-trade processing services to eight of the 10 largest global investment banks. Our core North American post-trade processing business has meaningful growth opportunities ahead due to the mutualization trend, as we continue to have active dialogues with large Capital Markets and Wealth Management firms on a number of fronts. Our recent agreement with Scottrade, Inc., through which we will provide both trade processing and investor communication solutions, is clear evidence of this. In addition, we signed a contract with a large global financial services firm during the year for the performance of U.S. based Managed Services. In total, our North American Managed Services solutions now support the post-trade operations of 27 clients. Beyond investing in our ability to grow through internal development and strategic alliances, we completed two strategic acquisitions in the mutualization space that further build out our capabilities and will help drive growth opportunities. We acquired TwoFour Systems LLC, a provider of real-time foreign exchange solutions for our Capital Markets and Wealth Management clients. TwoFour gives us a strong platform from which to address the growing need among financial institutions for advanced foreign exchange and cash management technology, and will enhance our ability to provide solutions that enable firms to expand their offerings and revenue streams. TwoFour has been integrated into our GTO segment, where its significant capabilities have been rebranded as Broadridge FX and Liquidity Solutions. In April, we acquired the trade processing business of the Wilmington Trust Retirement and Institutional Services unit of M&T Bank Corporation. Combined with Matrix Financial Solutions in our Mutual Funds and Retirement Solutions business, this transaction provides us with a best-in-class mutual fund and ETF trade processing platform and a comprehensive solution for the growing Asset Management market. The combined businesses had more than $300 billion in assets under administration at fiscal year-end, and will enable us to meet an ever greater set of client needs. 3

Going forward, with GTO’s core North American post-trade processing as the foundation, Broadridge continues to be well positioned to play a meaningful role as an industry-wide utility for both equity and fixed income post-trade processing. There are over 20 financial services industry utilities in various stages of market readiness, and their scope spans the capital markets ecosystem from trade processing to client onboarding. Our decades of experience providing mutualization services have earned us a place in these discussions, which enable Broadridge to demonstrate its unique capabilities and the value we add to individual firms and across the industry. Our unique insights and capabilities position us well to advise our clients on the achievement of their efficiency and risk management goals. During the year, we launched a professional services practice to better support our clients in their efforts to achieve efficiencies and better manage operational risk, as well as their compliance and capital requirements. Digitization For years, Broadridge has been a leader in providing digital regulatory communications, such as electronic delivery of proxy materials and online proxy voting, and the opportunities only continue to grow. Whether it is the digitization of investor communications, or the development of electronic marketing materials and statements, Broadridge has the technology and expertise to provide cutting-edge solutions that enable increased investor engagement and significant reductions in distribution costs. Being an industry leader in digital communications is one of Broadridge’s most important strategic initiatives, and the investments we’re making should deliver substantial returns given this truly transformative opportunity. We have built a new series of solutions in an effort to transform static one-way investor communications into interactive touch points that help firms create a better digital experience for their customers. Our Mailbox Solutions continue to gain momentum. Our Investor Mailbox®, which is an Enhanced Brokers’ Internet Platform (EBIP), and Advisor Mailbox® are integrated into our Capital Markets, Corporation, and Wealth Management clients’ websites to provide digital delivery of regulatory communications to individual investors and financial advisors. These solutions provide opportunities for more efficient and proactive communications, increased transparency for investors, and an overall enhanced customer experience. We currently have 29 Capital Markets clients of our Mailbox Solutions in the U.S. and U.K. In the U.S. these solutions currently cover about 55% of all brokerage accounts, twice the level of accounts from just two years ago. In addition, we are partnering with leading companies to enable the financial services industry to communicate with investors through a host of new channels, including digital mailboxes, cloud drives, and productivity applications. Last year we introduced Inlet™, a joint venture with Pitney Bowes, a solution that enables digital communications through these new channels. Leveraging Broadridge’s FluentSM technology platform, Inlet enhances the customer experience by allowing investors to receive information when and where they choose. Simultaneously, our Wealth Management clients benefit through broader digital relationships with their customers, enhanced marketing capabilities, and lower distribution costs. It is a win-win for Broadridge and our clients, and it is gaining traction. By the end of fiscal year 2016 we expect to complete the integration of Fluent with eight consumer channels that reach a total of over 200 million consumers in the U.S. and Canada. Data and Analytics As a strategic partner of banks, broker-dealers, mutual funds and corporate issuers, our operating platforms handle more than two billion investor communications per year, and process on average over $5 trillion in trading value every day. We are in the business of handling, processing, analyzing and storing data while maintaining its security. Increasingly, our clients are seeking advice in leveraging their data assets as they look for additional ways of meeting their business goals and serving their customers. In response, we have again expanded our data and analytics capabilities through both internally developed and acquired solutions, and by adding products that further strengthen our client relationships.
Our Data Aggregation and Analysis platform, which includes capabilities acquired through our Access Data and Bonaire acquisitions, provides comprehensive data gathering, data management, and business solutions. These services assist Capital Markets and Asset and Wealth Management firms in processing commission and distribution payments, calculating fee revenue, monitoring expense management and compliance with regulatory requirements, and assembling shareholder and intermediary data in a form to better drive their sales strategy, product development and marketing programs. Our fiscal year 2015 acquisition of the Fiduciary Services and Competitive Intelligence unit of Thomson Reuters’ Lipper division, now known as Broadridge Fund Information Services, substantially enhances our capabilities in data and analytics. This transaction expands our leading enterprise data and analytics solutions, and reinforces our position as the 4

“go-to” provider of data solutions and market intelligence for the Wealth Management sector. When combined with our existing market intelligence and compliance solutions, Broadridge can now provide a comprehensive view of global fund flows, helping guide product development, marketing, and distribution for our mutual fund clients, as well as present additional insights to their boards in support of their regulatory obligations. Our suite of data and analytics solutions for the Wealth Management market also includes tools that enable financial advisors to advise, educate and communicate with their customers and prospects. Our tools help advisors create content and provide a library of financial planning topics and customer communications, such as customizable advisor websites, search engine marketing, and electronic and print newsletters. Fiscal year 2015 also saw us enhance our data and analytics solutions through the acquisition of Direxxis LLC, a provider of cloud-based marketing solutions and services for financial advisors. Direxxis’ unique analytics capabilities enhance the effectiveness of sales and marketing efforts for Asset and Wealth Management firms and insurers. Faced with the growing trend of shareholder activism, the stakes have never been higher for our corporate issuer clients, who are increasingly looking for ways to better prepare for and execute the proxy voting process while increasing shareholder engagement. Last year we introduced Shareholder Data Services, a platform that provides Corporations with data and analytics on their shareholder base. This solution enables issuers to more effectively target their communications with shareholders to drive additional proxy participation and support. We have seen a strong response to this product, and today have over 40 clients using this capability. To complement our Shareholder Data Services offering, we introduced our Enhanced Packaging service for the 2015 proxy season. By sending shareholders a strong call to action from the CEO or showcasing a company’s financial results or products, Enhanced Packaging enables Corporations to engage their shareholders before they even open the envelope. If you received a paper copy of our annual meeting materials in the mail, then you’ve seen an example of this innovative new solution. For our Capital Markets and Wealth Management clients, we launched our Wealth Insight SolutionsSM product this past year. A partnership between Broadridge and Experian, this product observes and models more than $25 trillion in retail assets, providing our clients with wealth data to support their growth initiatives by more effectively targeting prospects and identifying new market opportunities. These days, a discussion of data can’t be had without talking about the issue of cybersecurity. As you might imagine, this is a topic we take very seriously. You don’t become a trusted partner to the financial community without consistently demonstrating the ability to safely and reliably process and store client data. We hold a number of industry certifications, including ISO 27001, and this year we used the National Institute of Standards and Technology (NIST) Framework for Improving Critical Infrastructure Cybersecurity from the U.S. Department of Commerce to benchmark our security measures. Also during the year, we established an internal Cybersecurity Council, made up of key members from different disciplines within Broadridge to provide additional oversight of our cybersecurity risks and solutions. At Broadridge, we understand the stakes and are investing significantly in our commitment to keeping our clients’ data secure. We will continue to be a leader in the industry with our capabilities in this important area. Capital Stewardship: Driving Growth and Returning Cash to our Stockholders Effective capital stewardship has always been a hallmark of Broadridge. We have a low capital intensity business model that generates significant free cash flows, and we fundamentally believe that the cash we generate is our stockholders’ cash. We are committed to investing this capital to produce the greatest returns for our stockholders. So I am pleased to report that in fiscal year 2015, we returned a total of $332 million to stockholders in the form of cash dividends and share repurchases, net of proceeds from option exercises. Our priorities surrounding what to do with your cash have remained constant. The first is the payment of a meaningful dividend. When we became a public company, we paid an annual dividend of $0.24 per share, representing a payout ratio to net earnings of about 20%. Since then we have increased our dividend at a compounded annual growth rate of approximately 22%. In August 2015, we raised our annual dividend amount for the eighth consecutive year to $1.20 per share, representing a ratio to net earnings that is slightly better than the 45% payout target we set a year ago. Second, we plan to continuously invest in the business to drive growth through our strategic tuck-in acquisition program. Our 5 criteria for acquisitions are very clear: we look for companies that are complementary to our existing businesses, that can accelerate our organic growth, and have healthy margin potential. In addition, we target transactions with a 20% IRR threshold and potential to be accretive to our earnings in about a year. The third aspect of our capital stewardship program is share repurchases. During fiscal year 2015, we repurchased 5.2 million shares of our common stock for a total purchase price of $210 million, net of proceeds from option exercises. Going forward, we remain committed to our capital stewardship program. As we discussed at our Investor Day, we plan on increasing our debt leverage ratio over the next few years. Our new long-term target will be to maintain an adjusted debt to EBITDAR ratio of 2:1. We believe this will provide more capital to allocate among our capital stewardship priorities, enhancing our ability to take advantage of our growth opportunities. We expect to achieve this while also maintaining our investment grade credit rating, an important factor for our clients and our industry when they look for a stable and quality partner with which to do business. The Service Profit Chain: Our Continued Growth Driver None of our success this year, or any other year would have been possible without the hard work, dedication and entrepreneurial spirit of our worldwide team of over 7,400 associates. They are the foundation of our reputation as a trusted provider in the market and our 97% client revenue retention rate is proof positive that they are engaged and providing value every day. Through the Service Profit Chain, we are committed to ensuring our associates are highly engaged and servicing our clients at the highest levels of quality. We are committed to providing our associates with an engaging, inclusive environment that offers significant opportunities to continue building their skill sets, and their professional development only serves to strengthen Broadridge’s position in the marketplace. We also strive to be an engaged corporate partner to the communities in which we live and work by making social investments and donating our time and talent in ways that improve the lives of others. As a company, Broadridge supports a number of not-for-profit organizations that represent causes that resonate with our associates, and we encourage associates to volunteer in their local communities. During the year, we launched a new corporate social responsibility program designed to continue to drive our commitment on this front. The program includes renewed efforts around global volunteering, matching gifts and philanthropic investments supporting youth education. This commitment adds to our history of supporting communities, and being an employer of choice and a valuable corporate citizen. Our efforts in this area continue to be recognized. Broadridge was ranked among the top 30 large-sized companies in the “Best Companies to Work for in New York State” survey by the New York State Society for Human Resource Management. We’ve received this recognition for the past eight consecutive years-every year since the program’s inception. In addition, our Journal Square, New Jersey site has received the 2014 Alfred P. Sloan “When Work Works” award in recognition of our flexible work arrangements. In Canada, we were named one of the “Best Workplaces in Canada” by the Great Place to Work® Institute Canada for the seventh consecutive year. In addition, this past year Broadridge India received the “Great Place to Innovate Award” by Zinnov, and was recognized as a “Dream Company to Work For - 2015” in the IT sector at the World HRD Congress Awards. Our ongoing commitment to diversity was also recognized by the Human Rights Campaign’s Corporate Equality Index, which gave Broadridge a perfect score of 100 and identified the Company as a “Best Place to Work for LGBT Equality” for the third year in a row. Finally, in February, Broadridge was named to FORTUNE® Magazine’s 2015 list of the “World’s Most Admired Companies” in the financial data services category. That Broadridge received this honor is just further proof that our commitment to our associates through the Service Profit Chain is driving our performance and being recognized in the marketplace. I couldn’t be more pleased with the recognition our efforts and commitment in this area continue to receive. Once again, I’d like to take this opportunity to thank our associates. It’s their tireless work and commitment that have made Broadridge the market leader it is today, and it is their efforts that will lead the way as we continue to execute our strategy and grow. I am, as always, grateful for their dedication and efforts. 6

Our Journey Progresses
Fiscal year 2015 was another year of success for Broadridge. We executed strongly, and delivered record financial results that were consistent with our goals and position us to meet our long-term objectives. We also continued to invest in our future, developing new products and making strategic tuck-in acquisitions that further expand our capabilities. In the process, we again generated significant value for our stockholders, clients and associates.
The dynamics driving demand among our clients have not changed: they will continue to look for solutions from a trusted partner who provides them with the ability to better compete and communicate in an increasingly regulated, competitive, and dynamic marketplace. We will continue to ensure that we are the company they call on to address these needs.
As I look to fiscal year 2016 and beyond, my confidence in Broadridge is as strong as ever. We continue to operate from a position of strength based on ongoing solid execution and demand for our services, demonstrated by our strong recurring revenue closed sales results, client revenue retention rate and sales pipeline. We are laser-focused on these imperatives, all of which require successful execution to continue on our journey to accelerate growth and achieve top quartile total shareholder return.
We will continue to execute on our growth strategy. In doing so we will seek to invest in opportunities across the three key industry macro trends to enhance our position and grow our business. The multi-faceted nature of our approach to growth means that we have positioned ourselves with multiple ways of achieving our goals.
Our ICS business is a truly differentiated market leader, with strong recurring revenue growth, exceptional client retention, low capital intensity, and an expanding product and solution set. Overall, the business is positioned to support clients as they evolve to the next level of secure digital communications with their customers and investors, and to provide the data and analytics they need to grow their businesses.
At the same time, our GTO business had stable performance in fiscal year 2015, with strong growth in recurring revenue closed sales. Based on its robust and growing sales pipeline, GTO is expected to continue to be a significant contributor to Broadridge’s performance and our ability to create value for our customers. GTO is particularly well poised to take advantage of the opportunities presented by the mutualization trend and industry utility discussions impacting the financial services industry.
Our business model is more resilient and our ability to control our destiny is greater than ever. We have strong positions in large and attractive markets, and with an estimated $24 billion addressable market and a robust sales pipeline, we are positioned to accelerate our growth going forward. The execution of our strategy and our commitment to our capital stewardship program have placed us in an excellent position to achieve our three-year financial performance goals and generate top quartile total shareholder return over any multi-year period.
I’d like to thank our associates, clients and stockholders for their continued support, and look forward to reporting on the successful progress of our journey in the future.
Rich Daly
President and Chief Executive Officer
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